1Q25 Financial Results April 16, 2025

2 Forward-looking statements and use of non-GAAP financial measures This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that does not describe historical or current facts is a forward- looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “goals,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook,” “guidance” or similar expressions or future conditional verbs such as “may,” “will,” “likely”, “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management, and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation: • Negative economic, business and political conditions, including as a result of the interest rate environment, supply chain disruptions, tariffs, inflationary pressures and labor shortages, that adversely affect the general economy, housing prices, the job market, consumer confidence and spending habits; • The general state of the economy and employment, as well as general business and economic conditions, and changes in the competitive environment; • Our capital and liquidity requirements under regulatory standards and our ability to generate capital and liquidity on favorable terms; • The effect of changes in our credit ratings on our cost of funding, access to capital markets, ability to market our securities, and overall liquidity position; • The effect of changes in the level of commercial and consumer deposits on our funding costs and net interest margin; • Our ability to execute on our strategic business initiatives and achieve our financial performance goals across our Consumer and Commercial businesses, including our Private Bank; • The effects of geopolitical instability, including the wars in Ukraine and the Middle East, on economic and market conditions, inflationary pressures and the interest rate environment, commodity price and foreign exchange rate volatility, and heightened cybersecurity risks; • Our ability to comply with heightened supervisory requirements and expectations as well as new or amended regulations; • Liabilities and business restrictions resulting from litigation and regulatory investigations; • The effect of changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale; • Changes in interest rates and market liquidity, as well as the magnitude of such changes, which may reduce interest margins, impact funding sources and affect the ability to originate and distribute financial products in the primary and secondary markets; • Financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses; • Environmental risks, such as physical or transition risks associated with climate change, and social and governance risks, that could adversely affect our reputation, operations, business, and customers; • A failure in or breach of our compliance with laws, as well as operational or security systems or infrastructure, or those of our third-party vendors or other service providers, including as a result of cyber-attacks; and • Management’s ability to identify and manage these and other risks. In addition to the above factors, we also caution that the actual amounts and timing of any future common stock dividends or share repurchases will be subject to various factors, including our capital position, financial performance, capital impacts of strategic initiatives, market conditions, and regulatory considerations, as well as any other factors that our Board of Directors deems relevant in making such a determination. Therefore, there can be no assurance that we will repurchase shares from or pay any dividends to holders of our common stock, or as to the amount of any such repurchases or dividends. More information about factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in the “Risk Factors” section in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 as filed with the Securities and Exchange Commission. Non-GAAP Financial Measures: This document contains non-GAAP financial measures, with those denoted as Underlying for any given reporting period excluding certain items that may occur in that period which management does not consider indicative of the Company’s on-going financial performance. We believe these non-GAAP financial measures provide useful information to investors because they are used by our management to evaluate our operating performance and make day-to-day operating decisions. In addition, we believe those measures denoted as Underlying in any given reporting period reflect our on-going financial performance in that period and, accordingly, are useful to consider in addition to our GAAP financial results. The Appendix presents reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures. We caution investors not to place undue reliance on such non-GAAP financial measures, but to consider them with the most directly comparable GAAP measures. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our results reported under GAAP.

1Q25 GAAP summary

$s in millions	1Q25	4Q24	1Q24	Q/Q $/bps	Q/Q %	Y/Y $/bps	Y/Y %
Net interest income	$ 1,391	$ 1,412	$ 1,442	$ (21)	(1) %	$ (51)	(4) %
Noninterest income	544	574	517	(30)	(5)	27	5
Total revenue	1,935	1,986	1,959	(51)	(3)	(24)	(1)
Noninterest Expense	1,314	1,316	1,358	(2)	—	(44)	(3)
Pre-provision profit	621	670	601	(49)	(7)	20	3
Provision for credit losses	153	162	171	(9)	(6)	(18)	(11)
Income before income tax expense	468	508	430	(40)	(8)	38	9
Income tax expense	95	107	96	(12)	(11)	(1)	(1)
Net income	$ 373	$ 401	$ 334	$ (28)	(7) %	$ 39	12 %
Preferred dividends	33	34	30	(1)	(3)	3	10
Net income available to common stockholders	$ 340	$ 367	$ 304	$ (27)	(7) %	$ 36	12 %
$s in billions							
Average interest-earning assets	$ 195.1	$ 196.6	$ 200.1	$ (1.6)	(1) %	$ (5.0)	(3) %
Average deposits	$ 172.7	$ 174.3	$ 176.1	$ (1.6)	(1) %	$ (3.4)	(2) %
Performance metrics							
Net interest margin[1]	2.89 %	2.86 %	2.90 %	3 bps		(1) bps	
Net interest margin, FTE[1]	2.90	2.87	2.91	3		(1)	
Loan-to-deposit ratio (period-end)	77.5	79.6	81.2	(214)		(365)	
ROTCE	9.6	10.4	8.9	(72)		78	
Efficiency ratio	67.9	66.3	69.3	164		(142)	
Noninterest income as a % of total revenue	28 %	29 %	26 %	(76) bps		173 bps	
Full-time equivalent colleagues	17,315	17,287	17,354	28	—	(39)	—
Operating leverage					(2.41) %		2.02 %
Per common share							
Diluted earnings	$ 0.77	$ 0.83	$ 0.65	$ (0.06)	(7) %	$ 0.12	18 %
Tangible book value	$ 33.97	$ 32.34	$ 30.19	$ 1.63	5 %	$ 3.78	13 %
Average diluted shares outstanding (in millions)	442.2	444.8	463.8	(2.6)	(1) %	(21.6)	(5) %

3

See pages 30-31 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 29.

4 1Q25 Underlying financial summary(1) Q/Q Y/Y $s in millions 1Q25 $/bps % $/bps % Net interest income $ 1,391 $ (21) (1) % $ (51) (4) % Noninterest income 544 (20) (4) 30 6 Total revenue 1,935 (41) (2) (21) (1) Noninterest expense 1,314 22 2 41 3 Pre-provision profit 621 (63) (9) (62) (9) Provision for credit losses 153 (9) (6) (18) (11) Net income available to common stockholders $ 340 $ (38) (10) % $ (25) (7) % Performance metrics Diluted EPS $ 0.77 $ (0.08) (9) % $ (0.02) (3) % Efficiency ratio 67.9 255 bps 286 bps Noninterest income as a % of total revenue 28% (40) bps 182 bps ROTCE 9.6% (102) bps (101) bps Tangible book value per share $ 33.97 $ 1.63 5% $ 3.78 13 % See pages 30-31 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 29. 1Q25 4Q24 1Q24 Notable items impacts Pre-tax EPS Pre-tax EPS Pre-tax EPS ($s in millions except per share data) Integration-related $ — $ — $ (2) $ — $ (3) $ (0.01) TOP/FDIC-related/Other — — (12) (0.02) (79) (0.13) Total $ — $ — $ (14) $ (0.02) $ (82) $ (0.14)

1Q25 financial performance detail

$s in millions	Legacy Core[1] (A)	Private Bank (B)	Core (C) = (A) + (B)	Non-Core[2] (D)	Total CFG (E) = (C) + (D)
Net interest income	$1,336	$70.5	$1,406	$(15)	$1,391
Noninterest income	530	13.6	544	—	544
Total revenue	1,866	84.1	1,950	(15)	1,935
Noninterest Expense	1,238	59.9	1,298	16	1,314
Pre-provision profit	628	24.2	652	(31)	621
Provision for credit losses	116	—	116	37	153
Income before income tax expense	512	24.2	536	(68)	468
Income tax expense	106	6.1	112	(17)	95
Net income	406	18.1	424	(51)	373
Preferred dividends	33	—	33	—	33
Net income available to common stockholders	$373	$18.1	$391	$(51)	$340
Contribution to total CFG Diluted EPS	$0.84	$0.04	$0.88	$(0.11)	$0.77
$s in billions					
Interest-earning assets (spot)	$186	$3.7	$189	$5.9	$195
Loans (spot)	130	3.7	133	4.2	138
Deposits (spot)	169	8.7	178	—	178
Risk-weighted assets (spot)	157	4.1	161	5.9	167
Performance metrics:					
Net interest margin, FTE[3]	2.93%	---	3.03%	(0.90)%	2.90%
Loan-to-deposit ratio (spot)	76.8	42.0	75.1	---	77.5
CET1 capital ratio[4]	11.3	---	11.1	---	10.6
ROTCE	10.6	---	11.1	---	9.6
Efficiency ratio	66.4	---	66.6	---	67.9
Noninterest income as a % of total revenue	28.5	16.1	27.9	---	28.1

See pages 30-31 for notes.

5

1Q25 Overview[1]

1Q25 results in line with our expectations, reflects seasonality

- EPS of $0.77; ROTCE of 9.6%; PPNR of $621 million, down 9% QoQ on an Underlying basis; no notable items in 1Q25
  - NII down 1.5%, driven by day count; NIM of 2.90%, up 3 bps
  - Fees down 3.5%, primarily reflecting seasonality and market uncertainty impact on Capital Markets; strong growth in Wealth fees and FX and derivatives revenue
  - Expenses up 1.7%, primarily reflecting seasonal impacts

Underlying PPNR drivers

$s in millions

	1Q25	QoQ
NII	$1,391	(1.5)%
Fees	544	(3.5)%
Expenses	1,314	1.7 %

Maintaining strong capital and liquidity position

- CET1 ratio of 10.64%[2]; 9.1% adjusted for AOCI opt-out removal
- **Strong liquidity profile; spot LDR of 77.5%;** pro forma LCR of 122% exceeds Category I Bank requirement of 100%
- Spot deposits up 2% QoQ; **Private Bank spot deposits up $1.7 billion** to $8.7 billion

Credit and loan trends

- **Entered agreement to sell ~$1.9 billion of Non-Core education loans ("Non-Core transaction")**
  - Post capital redeployment, transaction accretive to NIM, EPS and ROTCE; already included in FY2025 guide
  - $200 million settled in 1Q25, remainder to settle ratably each quarter through 2025
- Net charge-offs of 58 bps reflects impact of the Non-Core transaction; excluding this transaction, **net charge-offs are 51 bps, down slightly QoQ** with favorable trends in NPAs, down 5%
- Strong ACL coverage of 1.61% is broadly stable QoQ and reflects improving loan mix
- Period-end loans down 1% QoQ, reflects the ~$1.9 billion Non-Core transaction and reclassification to loans held for sale; Core loans up ~1% QoQ

Well positioned for the medium term

- **Strategic initiatives progressing well**: Private Bank, NYC Metro, serving private capital, Balance Sheet Optimization; TOP 10 underway targeting ~$100 million pre-tax run-rate benefit by year-end 2025
- Significant NII tailwind from Non-Core and swaps over the medium term; **reaffirm target NIM range of 3.25 to 3.50%**

6

See pages 30-31 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 29.

Net interest income

NII and NIM


$s in millions, except earning assets
$200.1B
$198.5B
$197.2B
$196.6B
$195.1B
$1,442
$1,410
$1,369
$1,412
$1,391
2.91%
2.87%
2.77%
2.87%
2.90%
1Q24
2Q24
3Q24
4Q24
1Q25
Average interest-earning assets
Net interest income
NIM, FTE

Linked Quarter

- NII down 1.5%, reflects day count impact of $28MM, slightly lower interest-earning assets, partially offset by higher NIM
  - NIM of 2.90%, up 3 bps QoQ, given the benefit of lower deposit costs, including improved deposit mix, Non-Core runoff, and lower terminated swap impact, partially offset by variable-rate asset repricing, net of receive-fixed swaps
- Interest-earning assets yield of 4.84%, down 12 bps, reflects variable-rate asset repricing, net of swaps, given lower short-term rates, partially offset by the benefit of fixed-rate asset repricing
- Interest-bearing deposit costs decreased 18 bps to 2.37%; cumulative interest-bearing deposit down-beta of ~53%
- Total deposit costs down 15 bps to 1.87%; total cost of funds down 14 bps to 2.09%

NIM 4Q24 to 1Q25


2.87%
0.03%
0.02%
0.01%
(0.14)%
0.11%
2.90%
Time-based NIM benefit
4Q24
Non-Core impact
Terminated Swaps
Fixed-rate asset repricing
Asset yields & mix, net of active swaps*
Funding pricing & mix
1Q25

*Includes 5 basis point benefit related to active receive-fixed swaps

7

Noninterest income[1]

Noninterest income details

$s in millions	1Q25	4Q24	1Q24	$ Q/Q	$ Y/Y
Service charges and fees	$ 109	$ 109	$ 96	$ —	$ 13
Capital markets fees	100	121	118	(21)	(18)
Card fees	83	86	83	(3)	—
Wealth fees[2]	81	75	68	6	13
Mortgage banking fees	59	60	49	(1)	10
FX and derivative products	39	35	36	4	3
Letter of credit and loan fees	44	45	42	(1)	2
Securities gains, net	7	4	5	3	2
Other income[3]	22	29	17	(7)	5
Noninterest income, underlying	$ 544	$ 564	$ 514	$ (20)	$ 30
Notable items [4]	—	10	3	(10)	(3)
Noninterest income, reported	$ 544	$ 574	$ 517	$ (30)	$ 27

Noninterest income

$s in millions



$517
$514
$553
$549
$532
$534
$574
$564
$544
1Q24
2Q24
3Q24*
4Q24
1Q25
Underlying
Notable items

Linked Quarter

- Underlying noninterest income decreased 3.5%, reflecting the following key business drivers:
  - Capital markets fees decreased $21 million, primarily driven by seasonality and uncertain market conditions impacting M&A and lower loan syndication fees, partially offset by increased bond and equity underwriting fees. M&A pipeline is at all time highs in terms of number and volume of transactions
  - Wealth fees increased $6 million, reflecting higher sales of annuity products
  - Foreign exchange and derivative products revenue increased $4 million, driven by increased client hedging activity in commodities
  - Card fees decreased $3 million, given lower seasonal volumes

Year-Over-Year

- Underlying noninterest income increased 6%, reflecting the following key business drivers:
  - Service charges and fees increased $13 million, primarily driven by higher cash management and overdraft fees
  - Capital markets fees decreased $18 million, reflecting lower M&A fees partially offset by higher loan syndication and bond underwriting fees
  - Wealth fees increased $13 million, reflecting growth in Private Bank AUM
  - Mortgage banking fees increased $10 million, driven by higher MSR valuation, net of hedging
  - FX and derivative products revenue increased $3 million, given increased client activity in commodities and foreign exchange hedging, partly offset by lower interest rate hedging

*3Q24 has notable items of ($2MM)

8

See pages 30-31 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 29.

Noninterest expense[1]

Noninterest expense details

$s in millions	1Q25	4Q24	1Q24	$ Q/Q	$ Y/Y
Salaries & employee benefits	$ 696	$ 657	$ 674	$ 39	$ 22
Equipment & software	194	190	184	4	10
Outside services	155	166	146	(11)	9
Occupancy	112	107	107	5	5
Other operating expense	157	172	162	(15)	(5)
Noninterest expense, underlying	$ 1,314	$1,292	$1,273	$ 22	$ 41
Notable items [1]	—	24	85	(24)	(85)
Noninterest expense, reported	$ 1,314	$1,316	$1,358	$ (2)	$ (44)
Full-time equivalents (FTEs)	17,315	17,287	17,354	28	(39)

Efficiency ratio



69.3%
65.1%
66.3%
64.6%
66.2%
65.6%
66.3%
65.4%
67.9%
1Q24
2Q24
3Q24
4Q24
1Q25
Underlying
Notable items

Linked Quarter

- Underlying noninterest expense of $1.3 billion, up 1.7%
  - Salaries and benefits increased $39 million, primarily reflecting a seasonal increase in payroll taxes
  - Equipment and software increased $4 million, given increased platform costs tied to higher volumes
  - Outside services decreased $11 million, reflecting lower vendor-related costs from elevated levels
  - Occupancy increased $5 million, primarily due to seasonal increase in branch maintenance and utilities
  - Other operating expense decreased $15 million, primarily reflecting lower marketing-related costs

Year-Over-Year

- Underlying noninterest expense of $1.3 billion, up 3%
  - Salaries and benefits increased $22 million, reflecting hiring related to the Private Bank and Private Wealth build-out, as well as a broader increase in salaries and benefits
  - Equipment and software increased $10 million, given increased platform costs tied to higher volumes as well as continued technology investment
  - Outside services increased $9 million, largely driven by investments across Consumer and the Private Bank
  - Occupancy increased $5 million, primarily driven by branch transformation efforts and the build-out of Private Bank offices
  - Other operating expense decreased $5 million, primarily reflecting lower fraud losses

9

See pages 30-31 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 29.

10 $144.8 $143.1 $142.0 $140.9 $139.7 $10.5 $9.4 $8.4 $7.4 $6.4 $134.3 $133.7 $133.6 $133.5 $133.3 Non-Core Core Loan yield 1Q24 2Q24 3Q24 4Q24 1Q25 ~13% QoQ ■ Period-end loans down 1.1%; Core loans up 1% – Private Bank growth of $0.5 billion – Commercial* up $0.4 billion, reflecting higher C&I line utilization – Retail* up $0.2 billion, driven by home equity and mortgage – Non-Core loans down $2.7 billion, primarily reflecting the Non-Core transaction and subsequent reclassification to loans held for sale, and continued runoff ■ Average loans down 0.9%; Core loans stable ■ Loan yield of 5.26%, down 9 bps QoQ, including the benefit of lower swap expense Loans and leases $s in billions Average loans and leases $143.2 $141.8 $141.6 $139.2 $137.6 $9.9 $8.9 $7.9 $6.9 $4.2 $133.3 $132.9 $133.7 $132.3 $133.4 Non-Core Core 1Q24 2Q24 3Q24 4Q24 1Q25 $s in billions Period-end loans and leases 5.64% 5.60% 5.50% 5.35% 5.26% Linked Quarter Year-Over-Year ~39% QoQ ~1% QoQ Stable QoQ *Excludes Non-Core portfolio and Private Bank. See page 38 for details. ■ Period-end loans down $5.6 billion, or 3.9%; Core loans stable – Private Bank growth of $2.6 billion – Retail* up $1.6 billion, driven by home equity and mortgage – Commercial* down $4.0 billion, reflecting paydowns in CRE, BSO actions and market conditions ■ Average loans down $5.1 billion, or 3.5%; Core loans down 1%

Deposit performance and cost of funds

Period-end deposits


$s in billions
$176.4
$176.4
$175.2
$174.8
$177.6
1Q24
2Q24
3Q24
4Q24
1Q25
Consumer
Commercial
Treasury/Other

Average deposits


$s in billions
$176.1
$173.7
$174.1
$174.3
$172.7
2.85%
2.82%
2.86%
2.55%
2.37%
2.25%
2.24%
2.26%
2.02%
1.87%
1Q24
2Q24
3Q24
4Q24
1Q25
Consumer
Commercial
Treasury/Other
Total deposit costs
Interest-bearing deposit costs

Linked Quarter

- Period-end deposits up 2%, driven by Private Bank and Consumer, partially offset by a decrease in Commercial given seasonality
  - Private Bank deposits of $8.7 billion increased $1.7 billion
  - Citizens Access period-end deposits slightly lower at $10.0 billion
- Average deposits down 1%, reflecting seasonally lower Commercial and a reduction in higher-cost Treasury, largely offset by $1.0 billion growth in Private Bank
- Interest-bearing deposit costs down 18 bps
  - Cumulative interest-bearing deposit down-beta of ~53%
- Total deposit costs down 15 bps
- Total cost of funds down 14 bps

Year-Over-Year

- Average deposits down 1.9%; Period-end deposits up $1.1 billion, or 1%, reflecting growth in Private Bank and Consumer, partially offset by a reduction in higher-cost Treasury deposits and lower Commercial balances
- Interest-bearing deposit costs down 48 bps
- Total deposit costs down 38 bps
- Total cost of funds down 37 bps

11

12 NIB 21% Money Market 32%Checking With Interest 19% Citizens Access Savings 5% Savings 10% Time 13% Branch Deposits 49% Citizens Access 6% Private Bank/ Private Wealth 6% Business Banking 12% Commercial 24% Treasury/ Other 3% As of 3/31/25 Highly diversified and retail-oriented deposit base $177.6B Period-end deposits Peer Avg(1) Business mix Product mix Total deposits insured/secured(2)Stable retail deposits (excludes Private Bank/ Private Wealth) Peer Avg(1) 42% 42% 42% 21% 21% 21% 21% 21% 21% NIB Low-cost deposits 1Q24 4Q24 1Q25 % NIB and low- cost deposits (3) 55% 67% 68% 4Q24 4Q24 1Q25 64% 67% 67% 4Q24 4Q24 1Q25 Pro forma LCR under Category I Bank rules 122% 119% 122% 3Q24 4Q24 1Q25 100%* *Minimum LCR requirement under Category I Bank rules See pages 30-31 for notes. confirm PB/ PW number

13 $171 $182 $172 $162 $153 $181 $184 $192 $189 $200 0.50% 0.52% 0.54% 0.53% 0.58% Provision for credit losses Net charge-offs Net c/o ratio 1Q24 2Q24 3Q24 4Q24 1Q25 0.51% 0.50% 0.52% 0.54% 0.53% 0.58% 0.53% ■ Net charge-offs of $200 million, or 58 bps of average loans, reflect the recognition of a $25 million charge-off associated with the Non-Core transaction – Excluding this transaction, net charge-offs are $175 million, or 51 bps, compared with $189 million, or 53 bps, in the prior quarter ◦ Commercial charge-offs are down modestly with a sequential decline in CRE charge-offs, partially offset by a modest increase in C&I ◦ Retail charge-offs are broadly stable, excluding the charge-off of $25 million recognized as part of the Non-Core transaction ■ Nonaccrual loans decreased 5% QoQ as we continue working through the General Office portfolio and the rate of migration to nonaccrual continues to decline. Retail nonaccrual loans decreased as a result of the Non-Core transaction and continued runoff of the auto portfolio Credit quality overview $s in millions $s in millions Credit provision expense; net charge-offs (1) $1,469 $1,527 $1,687 $1,664 $1,582 $891 $939 $1,071 $1,017 $983 $578 $588 $616 $647 $599 157% 151% 136% 136% 140% Commercial Retail ACL to nonaccrual loans and leases 1Q24 2Q24 3Q24 4Q24 1Q25 $s in millions Nonaccrual loans $171 $182 $172 $162 $153 $181 $184 $192 $189 $200 $143 $190 Provision for credit losses excl. transaction Provision for credit losses Net charge-offs excl. transaction Net charge-offs 1Q24 2Q24 3Q24 4Q24 1Q25 Net c/o ratioNet c/o ratio excl. transaction Net charge-offs associated with Non-Core transaction $175 Net charge-off ratio - excluding Non-Core transaction Commentary

Allowance for credit losses

Allowance for credit losses

$s in millions



Total ACL ratio
1.61%
1.63%
1.61%
1.62%
1.61%
$2,308
$2,306
$2,286
$2,259
$2,212
1.96%
1.99%
1.88%
1.86%
1.86%
1.25%
1.25%
1.34%
1.39%
1.34%
1Q24
2Q24
3Q24
4Q24
1Q25
Retail
Commercial
Retail ACL
Commercial ACL(1)

CRE General Office reserve

	4Q24		1Q25	
Balance ($B)	$ 2.93		$ 2.86	
ACL ($MM; % coverage)	$ 364	12.4 %	$ 351	12.3 %
Cumulative NCOs* ($MM)	$ 433		$ 464	

*Cumulative losses since 3/31/23

General Office key reserve assumptions

	Current assumptions
Property valuations, peak-to-trough % decline	~70%
Avg. loss severity (%)	~42%
Default rate (%)	~27%
General Office ACL coverage	12.3%
Allowance for credit losses	$351 million

- CRE General Office portfolio of $2.86 billion, down modestly QoQ reflecting paydowns and charge-offs
- Strong ACL coverage of General Office informed by a severe recession scenario combined with a loan-by-loan analysis
  - ACL coverage for CRE General Office was broadly stable at 12.3% compared with 12.4% in 4Q24
  - NCOs of~$464 million since March 31, 2023 plus the current ACL balance of $351 million equates to a potential loss rate of ~20%** on this portfolio

Commentary

- The allowance for credit losses decreased slightly given improving loan mix, primarily reflecting the Non-Core portfolio reduction, reduced CRE and lower loss-content originations
- The economic forecast supporting the allowance reflects a mild recession which contemplates a potential macroeconomic impact from tariffs
  - Real GDP decline of 0.5% start-to-trough versus 0.4% decline assumed at 4Q24
  - Peak unemployment of 5.1% unchanged versus 4Q24 assumption
  - In addition, we apply a more severe scenario against areas of concern, such as General Office

***Potential loss rate calculated relative to the $4.1B General Office portfolio balance at 3/31/23, the start of loss emergence.*

14

See pages 30-31 for notes.

15 Strong capital position $s in billions (period-end) 1Q24 2Q24 3Q24 4Q24 1Q25 Basel III basis(1) Common equity tier 1 capital $ 18.1 $ 18.1 $ 17.9 $ 17.9 $ 17.8 Risk-weighted assets $ 170.1 $ 168.4 $ 168.6 $ 165.7 $ 166.9 Common equity tier 1 ratio 10.6% 10.7% 10.6% 10.8% 10.6 % Tier 1 capital ratio 11.8% 12.0% 11.9% 12.1% 11.9 % Total capital ratio 13.8% 14.0% 13.9% 14.0% 13.9 % Tangible common equity ratio 6.5% 6.5% 7.0% 6.8% 7.0 % TBV/share CET1 $ % 4Q24 10.80% $32.34 Net Income 0.22 0.85 2.6% Common and preferred dividends (0.13) (0.51) (1.6) RWA increase (0.07) Treasury stock (0.12) (0.12) (0.4) Goodwill and intangibles — 0.02 0.1 AOCI — 1.50 4.6 Other (0.06) (0.11) (0.3) Total change (0.16) 1.63 5.0% 1Q25 10.64% $33.97 CET1 ratio remains strong(2) Highlights ■ 1Q25 CET1 ratio of 10.64% – 9.1% CET1 ratio adjusted for AOCI opt-out removal ■ TBV/share of $33.97, up 5.0% QoQ, reflects the AOCI impact from lower long-term rates – Tangible common equity ratio of 7.0%, up 20 bps QoQ ■ Total capital returned to shareholders was $386 million in 1Q25 – Paid $186 million in common dividends to shareholders in 1Q25 – Repurchased $200 million of common stock at a weighted-average price of $44.63 in 1Q25 See pages 30-31 for notes.

16 $5.8 $4.6 $3.5 $2.6 $1.5 $0.7 $2.9 $2.4 $2.0 $1.5 $0.3$4.0 $3.4 $2.8 $2.4 $1.4 $0.6 $0.2 $0.2 $0.2 $0.2 $0.1 $0.1 $1.6 $1.0 $0.5 1Q25 2Q25 3Q25 4Q25 4Q26 4Q27 Non-Core portfolio - accelerating runoff with education loan sale Non-Core Dedicated structural funding Non-Core portfolio(1) Indirect auto Auto collateralized borrowings $s in billions Other Quarterly 2025 Education (HFS) ■ Entered agreement to sell ~$1.9 billion of Non-Core education loans; $200 million settled in 1Q25, remainder to settle ratably each quarter through 2025 – Proceeds will be used to pay down high-cost funding, invest in securities and fund share repurchases; already included in the full year 2025 guide – Post capital redeployment, transaction is accretive to NIM, EPS and ROTCE – Net charge-off of $25 million recognized in 1Q25, covered by pre-existing reserve ■ Non-Core loan portfolio has been reduced from $6.9 billion at 4Q24 to $4.2 billion at 1Q25, with $1.6 billion in education loans transferred to held for sale as of March 31, 2025 $4.2B ex. HFS $3.6B ex. HFS $3.0B ex. HFS See pages 30-31 for notes. Commentary

17 Loans AUM Building a premier Private Bank Five advisor teams added since launch Avg. portfolio yield ~7% ■ Hired wealth teams in San Francisco, Boston, Boca Raton, Naples, Southern California ■ Robust pipeline of advisors interested in our platform Total deposit cost ~2.2% ■ 70% commercial; 30% retail ■ ~41% Noninterest-bearing ■ ~47% Noninterest bearing and checking with interest $2.4 $7.0 $8.7 1Q24 4Q24 1Q25 $0.5 $4.7 $5.2 1Q24 4Q24 1Q25 $1.1 $3.1 $3.7 1Q24 4Q24 1Q25 ■ Tracking well towards target for ~$12B deposits, ~$7B loans and ~$11B AUM by end of 2025 ■ Expect 5%+ earnings contribution to total CFG in 2025 ■ Confident the business will deliver a ~20 to 24% return on equity in the medium term Boston, MA Mill Valley, CA San Francisco, CA Palm Beach, FL New York, NY (2Q25) Menlo Park, CA (2H25) Newport Beach, CA (2H25) San Diego, CA (2H25) Expanding our PBO footprint Private Bank locations Make entire map the same green Financial profitabilityDeposits As of 3/31/25 $s in billions $s in billions $s in billions

2Q25 outlook vs. 1Q25

	1Q25	2Q25 outlook
Net interest income	$1,391MM	■ Up ~3% ■ NIM up ~5 bps ■ Earning assets stable
Noninterest income	$544MM	■ Up mid-to-high single digits; uncertainty from macro environment on Capital Markets
Noninterest expense	$1,314MM	■ Broadly stable
Net charge-offs	$200MM; 58 bps	
(Ex. Non-Core transaction)	$175MM; 51 bps	■ Down slightly
CET1 ratio[(1)]	10.6%	■ 10.5-10.75%
Tax rate	20.3%	■ 20-21%

FY2025 Commentary

- Broadly reaffirm FY2025 guide
- If the current macro challenges persist, there could be select risks to the outlook
  - Persistent market volatility could affect business activity and impact performance in Capital Markets
  - Anticipated loan growth in 2H25 may moderate if uncertainty is prolonged
  - Increased risk of recession could lead to higher provision; however, assumptions used in building our reserve are conservative
- We have potential offsets to these risks should they arise
  - Lower loan growth could facilitate additional share repurchases and lower deposit costs
  - Managing down expenses and seeking further streamlining of operations/cost transformation

18

See pages 30-31 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 29.

19 Citizens is an attractive investment opportunity Citizens continues to have a series of unique initiatives that will lead to relative medium-term outperformance ■ Transformed Consumer Bank with further deposit growth and Wealth revenue potential; well positioned in NYC Metro to gain market share; performance tracking well ■ Best-positioned Commercial Bank ready to serve private capital and high-growth sectors of the U.S. economy ■ Building premier Wealth/Private Bank franchise - continued to make strong progress, contributing $0.04 to EPS in 1Q25 and targeting ~5%+ earnings accretion in 2025; since launch, added leading wealth teams in San Francisco, Boston, Southern California, and Florida, accelerating AUM growth Citizens has a robust balance sheet Citizens has performed well since the IPO given its sound strategy, capable and experienced leadership and a strong customer-focused culture ■ Track record of strong execution ■ Commitment to operating and financial discipline; TOP 10 underway with a target pre-tax run-rate benefit of ~$100 million by YE2025 ■ Excellence in our capabilities, highly competitive with mega-banks and peers Citizens is well positioned to deliver ~16 to 18% ROTCE over the medium term given strategic initiatives and 2025 to 2027 NII tailwinds ■ Committed to maintaining our strong capital and liquidity position, while further strengthening funding and performance with balance sheet optimization – Entered an agreement to sell ~$1.9 billion Non-Core education loans, accelerating the rundown and releasing capital and liquidity to invest in securities and repurchase shares; accretive to NIM, EPS and ROTCE ■ Credit allowance remains strong and contemplates conservative macroeconomic assumptions – Credit metrics continue to trend favorably ■ Flexibility to support customers and invest while continuing to return capital to shareholders; repurchased $200 million of common stock in 1Q25 ■ Significant NII tailwind from Non-Core and swaps over the medium term; target NIM range ~3.25 to 3.50% ■ Private Bank results go from start-up to delivering a ~20 to 24% return on equity ■ Current significant drag from Non-Core dissipates with time

Appendix ■ Medium-term NIM outlook ■ Interest Rate Risk Management ■ AOCI accretion ■ Credit

21 1Q25 2025 2026 2027 Meaningful NIM improvement over the medium term Medium-term NIM target 3.25 to 3.50% ■ Expect progression toward 3.25 to 3.40% NIM range over the next 3 years consistent with a Fed funds range of 3.00 to 3.75% 1. Majority of NIM improvement from 3Q24 to 4Q27 is time based and not rate dependent 2. The runoff of legacy active swaps in a negative carry position will also benefit medium-term NIM 3. Additional positive impact will result from active balance sheet management and fixed-asset repricing 4. These benefits will be partly offset by the asset sensitive balance sheet as rates are forecast to decline over the period Terminated swaps Non-Core Maturing of legacy active swaps Asset sensitivity/other impacts Projected NIM range Fixed-rate asset repricing benefit Cumulative time-based NIM benefit 4Q26 4Q27In basis points +19 +10 +29 +23 +12 +35 +5 to 10 +15 to +20 -5 to -20 ~3.25 to 3.50% Chart not to scale 2.90% Net benefit 0 to +25 bps 3.25% 3.50% Fed funds at or above 4% favor top end of range or above Fed funds at or below 3% favor bottom of range or below Factors supporting 3.25 to 3.50% NIM ■ Swaps and Non-Core runoff ■ Stable to improving balance sheet mix ■ Fed funds terminal range of 3.0 to 4.0% ■ Cumulative IBD beta of low/mid 50's % +35 bps time-based NIM benefit 1Q25 to 4Q27 4Q25 +5 +7 +12 ~3.05 to 3.10% ~3.15 to 3.30% Ranges/estimates Under review Assumes range for 10-year treasury rate of 4.25 to 4.75% through 2027 Note: probably should only provide 10-year range assumption behind FB/BB ranges provided given we lay out out 3-4% FF scenario supporting NIM outlook? Suggest moving Fixed-rate asset repricing up 1 row

22 Interest rate risk management W.A. receive-fixed rate 3.1% 3.1% 3.1% 3.2% 3.3% 3.4% 3.5% 3.5% 3.6% 3.2% 3.2% 3.5% 3.7% 3.6% 3.8% Executed post 6/30/23 - - - 4.0% 4.0% 3.9% 3.8% 3.8% 3.7% - 4.0% 3.8% 3.7% 3.6% 3.8% Executed pre 6/30/23 3.1% 3.1% 3.1% 3.1% 3.1% 3.2% 3.2% 3.2% 3.3% 3.2% 3.1% 3.2% 3.4% - - NII impact from terminated swaps ($MM) $(136) $(127) $(119) $(108) $(103) $(88) $(62) $(52) $(28) $(493) $(457) $(230) $(40) $(3) $0 Receive-fixed cash flow swaps (average notional in $ billions) ■ Slightly asset sensitive; approximately +/- 1% impact to NII over the next 12 months with a gradual +/- 100 bps change in rates relative to the forward curve ■ Receive-fixed cash flow swaps represent the primary tool to manage overall asset sensitivity – Well hedged against lower rates through mid 2027 ■ Pay-fixed swaps against securities portfolio help protect capital by reducing AOCI volatility Receive-fixed swaps executed post 06/30/23 Receive-fixed swaps executed pre 6/30/23 (legacy) $26.2 $26.3 $26.3 $29.8 $31.8 $29.8 $26.0 $25.0 $26.6 $3.7 $7.3 $8.3 $11.0 $12.8 $17.6 4Q24 1Q25 2Q25 3Q25 4Q25 1Q26 2Q26 3Q26 4Q26 $24.2 $28.6 $26.8 $20.6 $12.3 $3.4 $2.8 $12.4 $17.7 $12.1 2024 2025 2026 2027 2028 2029 Maintaining strong liquidity while shortening duration Fixed/floating-rate mix 15% 19% 66% Securities $42B 35% 19% 46% Loans $138B Fixed Fixed with hedges Floating Floating with hedges Commentary 15% 15% 70% 37% 16% 47% To be updated As of 3/31/25

23 AOCI accretion Protecting CET1 - AFS marks; duration decreasing with securities portfolio hedging; less sensitivity to rates. Illustrate how sensitivity to a 50 bp move has fallen from 12/31/22 to 9/30/23 to 12/31/23 ...As recent actions limit AOCI volatility to protect capital $(2.1) $(1.8) $(1.6) $(0.3) $(0.3) $(0.3) $(0.6) $(0.2) Swaps Pension Securities 3/31/2025 12/31/2025 12/31/2026 $(2.9) $(2.3) $(1.9) ~36% TCE CET1(2) $(2.4) $(2.1) $(1.9) Commentary ■ Expect benefit to capital via accretion to AOCI as unrealized losses "burn off" – ~$0.5 billion in unrealized losses related to securities and pension expected to "burn off" by YE2026, adding ~30 bps to the CET1 ratio adjusted for AOCI opt-out removal(4) ■ Portfolio management actions focused on reducing duration of securities to protect capital by limiting volatility in AOCI – Immediate 50 bp parallel increase in rates would negatively impact CET1 ratio adjusted for AOCI opt-out removal by ~25 bps; a 50 bp parallel decrease would positively impact by ~25 bps Burn-off by YE2026~21% (1) Select totals may not sum due to rounding (2) CET1 adjusted for AOCI opt-out removal accretion based on forward curve with Fed funds reaching a terminal rate of 3.75% (3) Unrealized losses in swap portfolio includes both active and terminated swaps (4) CET1 ratio impact for illustrative purposes assumes the RWA balance at 3/31/25 Projected accretion to TCE and CET1 adjusted for AOCI opt-out removal(1) Accretes to CET1(2) (3) $s in billions

$70.5B Commercial credit portfolio

Diverse and granular portfolio

$s in billions

	Balances	% of total CFG
C&I		
Finance and Insurance		
Capital call facilities	$ 6.5	5 %
Other Finance and Insurance	6.6	5
Other Manufacturing	3.5	3
Technology	2.9	2
Accommodation and Food Services	2.4	2
Health, Pharma, Social Assistance	2.3	2
Professional, Scientific, and Technical Services	2.5	2
Wholesale Trade	2.1	1
Retail Trade	2.1	1
Other Services	2.1	1
Energy & Related	2.0	1
Rental and Leasing	1.1	1
Consumer Products Manufacturing	0.8	1
Administrative and Waste Management Services	1.3	1
Arts, Entertainment, and Recreation	1.5	1
Automotive	1.1	1
Other (1)	3.0	2
Total C&I	$ 43.8	32 %
CRE		
Multi-family	$ 9.9	7 %
Office	5.0	4
Credit tenant lease and life sciences(2)	2.1	2
Other general office	2.9	2
Industrial	3.4	2
Retail	2.9	2
Co-op	1.8	1
Data Center	0.8	1
Hospitality	0.4	—
Other (1)	2.5	2
Total CRE	$ 26.7	19 %
Total Commercial loans & leases	$ 70.5	51 %
Total CFG	$ 137.6	

Commercial portfolio risk ratings(3)

$s in billions



$72.8
$69.8
$70.5
B- and lower
B+ to B
BB+ to BB-
AAA+ to BBB-
7%
20%
17%
56%
7%
18%
16%
59%
7%
17%
16%
60%
1Q24
4Q24
1Q25

Highlights

- Disciplined capital allocation and risk appetite
  - Highly experienced leadership team
  - Focused client selection
- C&I portfolio has focused growth on larger, mid-corporate customers, thereby improving overall asset quality
  - ~80% of C&I portfolio is investment grade equivalent
- Leveraged loans ~1.6% of total CFG loans, granular hold positions with an average outstanding of ~$12 million
- CRE portfolio is well diversified across asset type, geography, and borrowers with the emphasis on strong sponsor selection
  - CRE portfolio down $2.1 billion, or 7% year-over-year, driven primarily by paydowns

See pages 30-31 for notes.

24

25 Suburban Class C 2% CBD Class C 6% Suburban Class A 39% CBD Class A 15% Suburban Class B 27% CBD Class B 11% 50% 100% 100% 82% 41% 48% 65% 78% 100% 50% 18% 59% 52% 100% 35% 22% New York, NY Washington, DC Los Angeles, CA Dallas, TX Boston, MA Atlanta, GA Chicago, IL Philadelphia, PA Baltimore, MD Phoenix, AZ Suburban CBD NY 17.3% NJ 12.1% VA 8.4% CA 8.3% TX 7.4% MD 6.7% PA 4.5% MA 4.3% OH 4.1% GA 4.1% IL 3.6% AZ 3.1% MN 2.7% CO 2.5% WA 2.2% Other 8.7% Commercial Real Estate - General Office portfolio well diversified(1) $2.9B General Office by state Other NC CT VT MO FL DC MI UT SC RI NH DE 21% 22% 57% General Office $2.9B Credit Tenant $1.0B Life Sciences $1.1B Office by property type $2.9B General Office class & location Top 10 General Office MSA breakdown Outstanding *Manhattan is ~$158 million $ 805 311 188 131 118 117 103 100 97 89 $s in millions, as of 3/31/25 See pages 30-31 for notes. As of 3/31/25 As of 3/31/25 As of 3/31/25 Commentary ■ General Office portfolio is well diversified geographically ■ 68% suburban, generally performing better than CBD properties ■ 92% Class A/B ■ Continue to work down the portfolio, reducing balance from $4.1 billion in 1Q23 to $2.86 billion in 1Q25, reflecting paydowns and charge-offs – Remaining exposure is well reserved with 12.3% coverage Top 10 General Office MSA breakdown

26 44% 46% 46% 31% 31% 30% 16% 14% 14% 4% 4% 4% 5% 5% 6% 1Q24 4Q24 1Q25 49% 25% 6% 5% 8% 7% $67.1B Retail credit portfolio 800+ 740-799 680-739 640-679 <640 $67.1 $s in billions $69.4 Home equity Retail portfolio(1) Residential mortgageAuto Education - in school Education - refinance Other retail ~95% Super-prime/prime* ~78% Secured ■ Retail portfolio mix continues to improve with focus on high quality relationship lending ■ Core real estate secured increased to 75% of the portfolio as Non-Core was reduced significantly from 19% to 6% – Mortgage – FICO ~790; weighted-average LTV of ~51% – Home equity – FICO ~760; ~31% secured by 1st lien ◦ ~99% CLTV less than 80%; ~87% CLTV less than 70% ■ Core unsecured relatively stable at 19%; targeting super- prime/high-prime relationship borrowers – Education – FICO ~785 ◦ In-school - 98% co-signed ◦ Refinance - borrowers at origination employed ~4 years with ~40% having advanced degrees – Other retail - consists of card and Citizens Pay; target high quality borrowers; loss sharing in Citizens Pay High quality, diverse portfolio *Super-prime/prime defined as FICO of 680 or above at origination Retail portfolio FICOs(2) $70.4 Homeowners Stat on % borrowers with deposit account? ~2/3 See pages 30-31 for notes. As of 3/31/25 44% 46% 46% 31% 31% 30% 16% 14% 14% 4% 4% 4% 5% 5% 6% 1Q24 4Q24 1Q25 62% 75% 19% 19%19% 6% 2Q23** 1Q25 Non-Core (Auto & other indirect lending) Core unsecured (Education, Other retail) Core real estate secured (Mortgage, Home equity) of unsecured retail borrowers(3) ■ Core loans secured by real estate have increased to 74% of the retail portfolio ■ Core unsecured, including education and other retail, has reduced to 17% of the retail portfolio, driven primarily by the decline in education refinance activity given higher rates ■ Non-Core has declined to 9% of the retail portfolio, accelerated by the Non-Core transaction of retail portfolio > 680 Improving retail portfolio mix of retail portfolio **2Q23 represents the start of the Non-Core portfolio designation $67.1B$73.0B

27 Allocation of allowance for credit losses by product type March 31, 2025 December 31, 2024 $s in millions Loans and Leases Allowance Coverage Loans and Leases Allowance Coverage Commercial and industrial(1) $ 43,781 $629 1.44% $ 42,551 $592 1.39 % Commercial real estate 26,727 683 2.56 27,225 703 2.58 Total commercial 70,508 1,312 1.86 69,776 1,295 1.86 Residential mortgages 33,114 184 0.56 32,726 194 0.59 Home equity 16,853 132 0.78 16,495 149 0.90 Automobile 4,044 17 0.43 4,744 24 0.51 Education 8,779 271 3.09 10,812 298 2.75 Other retail 4,337 296 6.80 4,650 299 6.44 Total retail loans 67,127 900 1.34 69,427 964 1.39 Allowance for credit losses(2) $137,635 $2,212 1.61% $139,203 $2,259 1.62 % See pages 30-31 for notes.

28 Delinquency by product type March 31, 2025 (%) December 31, 2024 (%) Days Past Due and Accruing Days Past Due and Accruing Current 30-59 60-89 90+ Nonaccrual Current 30-59 60-89 90+ Nonaccrual Commercial and industrial 99.17% 0.13% 0.03% 0.02% 0.65% 99.28% 0.08% 0.05% 0.02% 0.57 % Commercial real estate 96.86 0.49 0.02 0.01 2.62 96.28 0.75 0.10 0.02 2.85 Total commercial 98.29 0.27 0.03 0.02 1.39 98.11 0.34 0.07 0.02 1.46 Residential mortgages(1) 98.69 0.18 0.11 0.42 0.60 97.81 0.77 0.28 0.55 0.59 Home equity 97.61 0.56 0.16 — 1.67 97.59 0.53 0.16 — 1.72 Automobile 96.44 1.98 0.62 — 0.96 96.18 2.11 0.70 — 1.01 Education 99.09 0.44 0.21 0.03 0.23 98.83 0.42 0.21 0.02 0.52 Other retail 97.01 0.97 0.62 0.02 1.38 96.86 0.99 0.67 0.02 1.46 Total retail 98.23 0.47 0.20 0.21 0.89 97.75 0.76 0.30 0.26 0.93 Total 98.27% 0.36% 0.11% 0.11% 1.15% 97.93% 0.55% 0.18% 0.14% 1.20 % See pages 30-31 for notes.

Notable items[1]

There are no notable items in first quarter 2025, as our intention going forward is to limit these to those items of greatest significance. Fourth quarter 2024 and first quarter 2024 results reflect notable items primarily related to integration costs associated with recent acquisitions, as well as TOP revenue and efficiency initiatives and a notable item for an industry-wide FDIC special assessment. These notable items have been excluded from reported results to better reflect Underlying operating results.

Notable items - Integration-related	1Q25		4Q24		1Q24	
$s in millions, except per share data	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax
Salaries & benefits	$ —	$ —	$ (2)	$ (1)	$ (2)	$ (1)
Equipment and software	—	—	—	—	—	—
Outside services	—	—	—	—	(1)	(1)
Occupancy	—	—	—	—	—	—
Other expense	—	—	—	—	—	—
Noninterest expense	$ —	$ —	$ (2)	$ (1)	$ (3)	$ (2)
EPS Impact - Noninterest expense		$ —		$ —		$ (0.01)
Total Integration Costs	$ —	$ —	$ (2)	$ (1)	$ (3)	$ (2)
EPS Impact - Total Integration-related		$ —		$ —		$ (0.01)

Other notable items - TOP & Other	1Q25		4Q24		1Q24	
$s in millions, except per share data	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax
Tax notable items	$ —	$ —	$ —	$ —	$ —	$ —
Noninterest income	$ —	$ —	$ 10	$ 8	$ 3	$ 2
Salaries & benefits	$ —	$ —	$ (15)	$ (12)	$ (15)	$ (11)
Equipment and software	—	—	(3)	(2)	(8)	(6)
Outside services	—	—	(4)	(3)	(11)	(9)
Occupancy	—	—	(5)	(4)	(7)	(5)
FDIC Assessment[1]	—	—	9	6	(35)	(26)
Other expense	—	—	(4)	(3)	(6)	(4)
Noninterest expense	$ —	$ —	$ (22)	$ (18)	$ (82)	$ (61)
Total Other Notable Items	$ —	$ —	$ (12)	$ (10)	$ (79)	$ (59)
EPS Impact - Other Notable Items		$ —		$ (0.02)		$ (0.13)
Total Notable Items	$ —	$ —	$ (14)	$ (11)	$ (82)	$ (61)
Total EPS Impact		$ —		$ (0.02)		$ (0.14)

[1] The FDIC special assessment earnings per share impact is $0.01 and $(0.06) for fourth quarter 2024 and first 2024 respectively.

29

See pages 30-31 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described above.

30 Notes on Non-GAAP Financial Measures See important information on our use of Non-GAAP Financial Measures at the beginning this presentation and reconciliations to GAAP financial measures at the end of this presentation. Non-GAAP measures are herein defined as Underlying results. Where there is a reference to Underlying results in a paragraph or table, all measures that follow these references are on the same basis, when applicable. Allowance coverage ratios for loans and leases includes the allowance for funded loans and leases in the numerator and funded loans and leases in the denominator. Allowance coverage ratios for credit losses includes the allowance for funded loans and leases and allowance for unfunded lending commitments in the numerator and funded loans and leases in the denominator. General Notes a. References to net interest margin are on a fully taxable equivalent ("FTE") basis. b. Throughout this presentation, references to consolidated and/or commercial loans and loan growth include leases. Loans held for sale are also referred to as LHFS. c. Select totals may not sum due to rounding. d. Based on Basel III standardized approach. Capital Ratios are preliminary. e. Throughout this presentation, reference to balance sheet items are on an average basis and loans exclude held for sale unless otherwise noted. Notes Notes on slide 3 - 1Q25 GAAP Summary 1) See general note a). Notes on slide 4 - 1Q25 Underlying financial summary 1) See note on non-GAAP financial measures. Notes on slide 5 - 1Q25 financial performance detail 1) Legacy Core consists of Commercial, Consumer excluding Private Bank and Non-Core, and Other. 2) At March 31, 2025, the Non-Core segment was fully funded with marginal high-cost funding comprised of FHLB, collateralized auto debt, and brokered certificates of deposit. 3) See general note a). 4) See general note d). Notes on slide 6 - 1Q25 Overview 1) See note on non-GAAP financial measures. 2) See general note d). Notes on slide 8 - Noninterest income 1) See note on non-GAAP financial measures. 2) Effective for 2Q24, Trust and investment services fees was renamed to Wealth fees to better reflect the broad range of wealth-related management fees and services provided to our customers. 3) Includes bank-owned life insurance income and other miscellaneous income for all periods presented. 4) See above note on non-GAAP financial measures. See Notable Items slide 29 for more detail. Notes on slide 9 - Noninterest expense 1) See above note on non-GAAP financial measures. See Notable Items slide 29 for more detail. Notes on slide 12 - Highly diversified and retail-oriented deposit base 1) Estimated based on available company disclosures. 2) Includes collateralized state and municipal balances and excludes bank and nonbank subsidiaries. 3) Includes branch-based checking with interest and savings. Notes on slide 14 - Allowance for credit losses 1) Allowance for credit losses to nonaccrual loans and leases. Notes on slide 15 - Strong capital position 1) See general note d). 2) See general note c). Notes on slide 16 - Non-Core portfolio - accelerating run off with education loan sale 1) See general note c). Notes on slide 18 - 2Q25 outlook vs. 1Q25 1) See general note d). Notes on slide 24 - $70.5B Commercial credit portfolio 1) Includes deferred fees and costs. 2) Credit tenant lease includes loans to nationally recognized tenants with high credit ratings and life sciences includes loans to provide lab and office space for tenants involved in the study and development of scientific discoveries. 3) Reflects period end balances.

31 Notes continued Notes on slide 25 - Commercial Real Estate - General Office portfolio well diversified 1) See general note c). Notes on slide 26 - $67.1B Retail credit portfolio 1) See general note c). 2) Reflects period end balances. 3) Estimated based on 2024 data. Source: Citizens customer data, Equifax, Intercontinental Exchange. Notes on slide 27 - Allocation of allowance for credit losses by product type 1) Coverage ratio includes total commercial allowance for unfunded lending commitments and total commercial allowance for loan and lease losses in the numerator and total commercial loans and leases in the denominator. 2) Coverage ratio reflects total allowance for credit losses for the respective portfolio. Notes on slide 28 - Delinquency by product type 1) 90+ days past due and accruing includes $137 million, $172 million,and $202 million of loans fully or partially guaranteed by the FHA, VA, and USDA for March 31, 2025, December 31, 2024, and March 31, 2024, respectively. Notes on slide 29 - Notable items 1) See note on non-GAAP financial measures.

Non-GAAP financial measures and reconciliations

$s in millions, except share, per share and ratio data

		QUARTERLY TRENDS						
					1Q25 Change			
		1Q25	4Q24	1Q24	4Q24		1Q24	
					$	%	$	%
Noninterest income, Underlying:								
Noninterest income (GAAP)	A	$544	$574	$517	($30)	(5%)	$27	5%
Less: Notable items		—	10	3	(10)	(100)	(3)	(100)
Noninterest income, Underlying (non-GAAP)	B	$544	$564	$514	($20)	(4%)	$30	6%
Total revenue, Underlying:								
Total revenue (GAAP)	C	$1,935	$1,986	$1,959	($51)	(3%)	($24)	(1%)
Less: Notable items		—	10	3	(10)	(100)	(3)	(100)
Total revenue, Underlying (non-GAAP)	D	$1,935	$1,976	$1,956	($41)	(2%)	($21)	(1%)
Noninterest expense, Underlying:								
Noninterest expense (GAAP)	E	$1,314	$1,316	$1,358	($2)	—%	($44)	(3%)
Less: Notable items		—	24	85	(24)	(100)	(85)	(100)
Noninterest expense, Underlying (non-GAAP)	F	$1,314	$1,292	$1,273	$22	2%	$41	3%
Pre-provision profit:								
Total revenue (GAAP)	C	$1,935	$1,986	$1,959	($51)	(3%)	($24)	(1%)
Less: Noninterest expense (GAAP)	E	1,314	1,316	1,358	(2)	—	(44)	(3)
Pre-provision profit (non-GAAP)		$621	$670	$601	($49)	(7%)	$20	3%
Pre-provision profit, Underlying:								
Total revenue, Underlying (non-GAAP)	D	$1,935	$1,976	$1,956	($41)	(2%)	($21)	(1%)
Less: Noninterest expense, Underlying (non-GAAP)	F	1,314	1,292	1,273	22	2	41	3
Pre-provision profit, Underlying (non-GAAP)		$621	$684	$683	($63)	(9%)	($62)	(9%)
Income before income tax expense, Underlying:								
Income before income tax expense (GAAP)	G	$468	$508	$430	($40)	(8%)	$38	9%
Less: Income (expense) before income tax expense (benefit) related to notable items		—	(14)	(82)	14	100	82	100
Income before income tax expense, Underlying (non-GAAP)	H	$468	$522	$512	($54)	(10%)	($44)	(9%)
Income tax expense, Underlying:								
Income tax expense (GAAP)	I	$95	$107	$96	($12)	(11%)	($1)	(1%)
Less: Income tax expense (benefit) related to notable items		—	(3)	(21)	3	100	21	100
Income tax expense, Underlying (non-GAAP)	J	$95	$110	$117	($15)	(14%)	($22)	(19%)
Net income, Underlying:								
Net income (GAAP)	K	$373	$401	$334	($28)	(7%)	$39	12%
Add: Notable items, net of income tax benefit		—	11	61	(11)	(100)	(61)	(100)
Net income, Underlying (non-GAAP)	L	$373	$412	$395	($39)	(9%)	($22)	(6%)
Net income available to common stockholders, Underlying:								
Net income available to common stockholders (GAAP)	M	$340	$367	$304	($27)	(7%)	$36	12%
Add: Notable items, net of income tax benefit		—	11	61	(11)	(100)	(61)	(100)
Net income available to common stockholders, Underlying (non-GAAP)	N	$340	$378	$365	($38)	(10%)	($25)	(7%)

32

Non-GAAP financial measures and reconciliations

$s in millions, except share, per share and ratio data

		QUARTERLY TRENDS						
					1Q25 Change			
		1Q25	4Q24	1Q24	4Q24		1Q24	
					$/bps	%	$/bps	%
Operating leverage:								
Total revenue (GAAP)	C	$1,935	$1,986	$1,959	($51)	(2.65%)	($24)	(1.23%)
Less: Noninterest expense (GAAP)	E	1,314	1,316	1,358	(2)	(0.24)	(44)	(3.25)
Operating leverage						(2.41%)		2.02%
Operating leverage, Underlying:								
Total revenue, Underlying (non-GAAP)	D	$1,935	$1,976	$1,956	($41)	(2.16%)	($21)	(1.10%)
Less: Noninterest expense, Underlying (non-GAAP)	F	1,314	1,292	1,273	22	1.66	41	3.25
Operating leverage, Underlying (non-GAAP)						(3.82%)		(4.35%)
Efficiency ratio and efficiency ratio, Underlying:								
Efficiency ratio	E/C	67.91 %	66.27%	69.33 %	164 bps		(142) bps	
Efficiency ratio, Underlying (non-GAAP)	F/D	67.91	65.36	65.05	255 bps		286 bps	
Effective income tax rate and effective income tax rate, Underlying:								
Effective income tax rate	I/G	20.26%	21.04%	22.28 %	(78) bps		(202) bps	
Effective income tax rate, Underlying (non-GAAP)	J/H	20.26	21.17	22.84	(91) bps		(258) bps	
Return on average common equity and return on average common equity, Underlying:								
Average common equity (GAAP)	O	$22,188	$22,009	$21,700	$179	1%	$488	2%
Return on average common equity	M/O	6.21 %	6.64%	5.63 %	(43) bps		58 bps	
Return on average common equity, Underlying (non-GAAP)	N/O	6.21	6.84	6.77	(63) bps		(56) bps	
Return on average tangible common equity and return on average tangible common equity, Underlying:								
Average common equity (GAAP)	O	$22,188	$22,009	$21,700	$179	1%	$488	2%
Less: Average goodwill (GAAP)		8,187	8,187	8,188	—	—	(1)	—
Less: Average other intangibles (GAAP)		142	136	153	6	4	(11)	(7)
Add: Average deferred tax liabilities related to goodwill (GAAP)		438	436	433	2	—	5	1
Average tangible common equity (non-GAAP)	P	$14,297	$14,122	$13,792	$175	1%	$505	4%
Return on average tangible common equity (non-GAAP)	M/P	9.64 %	10.36%	8.86 %	(72) bps		78 bps	
Return on average tangible common equity, Underlying (non-GAAP)	N/P	9.64	10.66	10.65	(102) bps		(101) bps	
Return on average total assets and return on average total assets, Underlying:								
Average total assets (GAAP)	Q	$216,309	$217,548	$220,770	($1,239)	(1%)	($4,461)	(2%)
Return on average total assets	K/Q	0.70 %	0.73%	0.61 %	(3) bps		9 bps	
Return on average total assets, Underlying (non-GAAP)	L/Q	0.70	0.75	0.72	(5) bps		(2) bps	

33

Non-GAAP financial measures and reconciliations

$s in millions, except share, per share and ratio data

		QUARTERLY TRENDS						
					1Q25 Change			
		1Q25	4Q24	1Q24	4Q24		1Q24	
					$/bps	%	$/bps	%
Return on average total tangible assets and return on average total tangible assets, Underlying:								
Average total assets (GAAP)	Q	$216,309	$217,548	$220,770	($1,239)	(1%)	($4,461)	(2%)
Less: Average goodwill (GAAP)		8,187	8,187	8,188	—	—	(1)	—
Less: Average other intangibles (GAAP)		142	136	153	6	4	(11)	(7)
Add: Average deferred tax liabilities related to goodwill and other intangible assets (GAAP)		438	436	433	2	—	5	1
Average tangible assets (non-GAAP)	R	$208,418	$209,661	$212,862	($1,243)	(1%)	($4,444)	(2%)
Return on average total tangible assets (non-GAAP)	K/R	0.73 %	0.76%	0.63 %	(3) bps		10 bps	
Return on average total tangible assets, Underlying (non-GAAP)	L/R	0.73	0.78	0.75	(5) bps		(2) bps	
Book value per common share and tangible book value per common share:								
Common shares - at period-end (GAAP)	S	437,668,127	440,543,381	458,485,032	(2,875,254)	(1%)	(20,816,905)	(5%)
Common stockholders' equity (GAAP)	T	$22,753	$22,141	$21,747	$612	3	$1,006	5
Less: Goodwill (GAAP)		8,187	8,187	8,188	—	—	(1)	—
Less: Other intangible assets (GAAP)		137	146	148	(9)	(6)	(11)	(7)
Add: Deferred tax liabilities related to goodwill and other intangible assets (GAAP)		438	438	433	—	—	5	1
Tangible common equity (non-GAAP)	U	$14,867	$14,246	$13,844	$621	4%	$1,023	7%
Book value per common share (GAAP)	T/S	$51.99	$50.26	$47.43	$1.73	3%	$4.56	10%
Tangible book value per common share (non-GAAP)	U/S	$33.97	$32.34	$30.19	$1.63	5%	$3.78	13%
Net income per average common share - basic and diluted and net income per average common share - basic and diluted, Underlying:								
Average common shares outstanding - basic (GAAP)	V	438,320,757	440,802,738	461,358,681	(2,481,981)	(1%)	(23,037,924)	(5%)
Average common shares outstanding - diluted (GAAP)	W	442,200,180	444,836,786	463,797,964	(2,636,606)	(1)	(21,597,784)	(5)
Net income per average common share - basic (GAAP)	M/V	$0.78	$0.83	$0.66	($0.05)	(6)	$0.12	18
Net income per average common share - diluted (GAAP)	M/W	0.77	0.83	0.65	(0.06)	(7)	0.12	18
Net income per average common share - basic, Underlying (non-GAAP)	N/V	0.78	0.86	0.79	(0.08)	(9)	(0.01)	(1)
Net income per average common share - diluted, Underlying (non-GAAP)	N/W	0.77	0.85	0.79	(0.08)	(9)	(0.02)	(3)
Dividend payout ratio and dividend payout ratio, Underlying:								
Cash dividends declared and paid per common share	X	$0.42	$0.42	$0.42	$—	—%	$—	—%
Dividend payout ratio	X/(M/V)	54 %	51 %	64 %	325 bps		(979) bps	
Dividend payout ratio, Underlying (non-GAAP)	X/(N/V)	54	49	53	500 bps		100 bps	
Common equity ratio and tangible common equity ratio:								
Total assets (GAAP)	Y	$220,148	$217,521	$220,448	$2,627	1	($300)	—%
Less: Goodwill (GAAP)		8,187	8,187	8,188	—	—	(1)	—
Less: Other intangible assets (GAAP)		137	146	148	(9)	(6)	(11)	(7)
Add: Deferred tax liabilities related to goodwill and other intangible assets (GAAP)		438	438	433	—	—	5	1
Tangible assets (non-GAAP)	Z	$212,262	$209,626	$212,545	$2,636	1%	($283)	—%
Common equity ratio (GAAP)	T/Y	10.3 %	10.2 %	9.9 %	14 bps		44 bps	
Tangible common equity ratio (non-GAAP)	U/Z	7.0	6.8	6.5	20 bps		50 bps	

34

Non-GAAP financial measures and reconciliations

$s in millions, except share, per share and ratio data

		QUARTERLY TRENDS						
					1Q25 Change			
		1Q25	4Q24	1Q24	4Q24		1Q24	
					$/bps	%	$/bps	%
Net interest income and net interest margin on an FTE basis:								
Net interest income (annualized) (GAAP)	AA	$5,637	$5,620	$5,796	$17	—%	($159)	(3%)
Average interest-earning assets (GAAP)	BB	195,058	196,613	200,068	(1,555)	(1)	(5,010)	(3)
Net interest margin (GAAP)	AA/BB	2.89 %	2.86%	2.90%	3 bps		(1) bps	
Net interest income (GAAP)		$1,391	$1,412	$1,442	($21)	(1%)	($51)	(4%)
FTE adjustment		4	4	4	—	—	—	—
Net interest income on an FTE basis (non-GAAP)		1,395	1,416	1,446	(21)	(1)	(51)	(4)
Net interest income on an FTE basis (annualized) (non-GAAP)	CC	5,653	5,637	5,814	16	—	(161)	(3)
Net interest margin on an FTE basis (non-GAAP)	CC/BB	2.90 %	2.87%	2.91%	3 bps		(1) bps	
Card fees, Underlying:								
Card fees (GAAP)		$83	$97	$86	($14)	(14%)	($3)	(3%)
Less: Notable items		—	11	3	(11)	(100)	(3)	(100)
Card fees, Underlying (non-GAAP)		$83	$86	$83	($3)	(3%)	$—	—%
Other income, Underlying								
Other income (GAAP)		$22	$28	$17	($6)	(21%)	$5	29%
Less: Notable items		—	(1)	—	1	100	—	—
Other income, Underlying (non-GAAP)		$22	$29	$17	($7)	(24%)	$5	29%
Salaries and employee benefits, Underlying:								
Salaries and employee benefits (GAAP)		$696	$674	$691	$22	3%	$5	1%
Less: Notable items		—	17	17	(17)	(100)	(17)	(100)
Salaries and employee benefits, Underlying (non-GAAP)		$696	$657	$674	$39	6%	$22	3%
Equipment and software, Underlying:								
Equipment and software (GAAP)		$194	$193	$192	$1	1%	$2	1%
Less: Notable items		—	3	8	(3)	(100)	(8)	(100)
Equipment and software, Underlying (non-GAAP)		$194	$190	$184	$4	2%	$10	5%
Outside services, Underlying:								
Outside services (GAAP)		$155	$170	$158	($15)	(9%)	($3)	(2%)
Less: Notable items		—	4	12	(4)	(100)	(12)	(100)
Outside services, Underlying (non-GAAP)		$155	$166	$146	($11)	(7%)	$9	6%
Occupancy, Underlying:								
Occupancy (GAAP)		$112	$112	$114	$—	—%	($2)	(2%)
Less: Notable items		—	5	7	(5)	(100)	(7)	(100)
Occupancy, Underlying (non-GAAP)		$112	$107	$107	$5	5%	$5	5%
Other operating expense, Underlying:								
Other operating expense (GAAP)		$157	$167	$203	($10)	(6%)	($46)	(23%)
Less: Notable items		—	(5)	41	5	100	(41)	(100)
Other operating expense, Underlying (non-GAAP)		$157	$172	$162	($15)	(9%)	($5)	(3%)

35

36 Non-GAAP financial measures and reconciliations $s in millions, except share, per share and ratio data QUARTERLY TRENDS 3Q24 2Q24 Noninterest income, Underlying: Noninterest income (GAAP) A $532 $553 Less: Notable items (2) 4 Noninterest income, Underlying (non-GAAP) B $534 $549 Total revenue, Underlying: Total revenue (GAAP) C $1,901 $1,963 Less: Notable items (2) 4 Total revenue, Underlying (non-GAAP) D $1,903 $1,959 Noninterest expense, Underlying: Noninterest expense (GAAP) E $1,259 $1,301 Less: Notable items 11 36 Noninterest expense, Underlying (non-GAAP) F $1,248 $1,265 Efficiency ratio and efficiency ratio, Underlying: Efficiency ratio E/C 66.2% 66.3% Efficiency ratio, Underlying (non-GAAP) F/D 65.6 64.6

37 Non-GAAP financial measures and reconciliations - CET1 adjusted for AOCI opt-out removal 1Q25 4Q24 CET1 Ratio adjusted for AOCI opt-out removal CET1 capital $ 17,751 $ 17,900 Less: AFS securities - AOCI 1,337 1,613 HTM securities - AOCI(1) 737 756 DTA for AFS/HTM securities 29 30 Pension 298 301 DTA for Pension 3 3 CET 1 capital adjusted for AOCI opt-out removal A $15,347 $15,197 Risk-weighted assets 166,908 165,699 Less: HTM securities - AOCI 128 132 AFS securities - AOCI 224 269 DTA for AFS/HTM securities (1,683) (1,930) Pension 298 301 DTA for Pension (265) (268) Risk-weighted assets adjusted for AOCI opt-out removal B $168,206 $167,195 CET1 Ratio adjusted for AOCI opt-out removal A/B 9.1% 9.1% $s in millions, except share, per share and ratio data (1) "HTM securities - AOCI" refers to unrealized losses recognized on securities before transfer to HTM

38 Non-GAAP financial measures and reconciliations QUARTERLY TRENDS 1Q25 Change 1Q25 4Q24 1Q24 4Q24 1Q24 $/bps % $/bps % Total Retail loans - at period-end $67,127 $69,427 $70,365 ($2,300) (3%) ($3,238) (5%) Less: Non-core retail loans - at period-end 4,235 6,942 9,931 (2,707) (39) (5,696) (57) Less: Private bank retail loans - at period-end 1,112 898 209 214 24 903 432 Total Retail loans excluding Private Bank and non-core - at period-end $61,780 $61,587 $60,225 $193 —% $1,555 3% Total Commercial loans - at period-end $70,508 $69,776 $72,823 $732 1% ($2,315) (3%) Less: Private bank commercial loans - at period-end $2,563 $2,228 $895 $335 15 $1,668 186 Total Commercial loans excluding Private Bank - at period-end $67,945 $67,548 $71,928 $397 1% ($3,983) (6%) $s in millions, except share, per share and ratio data

39 Non-GAAP financial measures and reconciliations excluding Private Bank & Non-Core $s in millions, except share, per share and ratio data 1Q25 Net income available to common stockholders, Underlying: Net income available to common stockholders (GAAP) $340 Add: Notable items, net of income tax benefit — Net income available to common stockholders, Underlying (non-GAAP) A $340 Private Bank Net income available to common stockholders, (GAAP) 18 Less: Private Bank Notable Items — Private Bank Net income available to common stockholders, Underlying (non-GAAP) B $18 Non-Core Net income available to common stockholders, (GAAP) C ($51) Net income available to common stockholders excluding Private Bank & Non-Core, Underlying (non-GAAP) D=(A-B-C) $373 Return on average tangible common equity and return on average tangible common equity, Underlying: Average common equity (GAAP) $22,188 Less: Average goodwill (GAAP) 8,187 Less: Average other intangibles (GAAP) 142 Add: Average deferred tax liabilities related to goodwill (GAAP) 438 Average tangible common equity (non-GAAP) E $14,297 Return on average tangible common equity excluding Private Bank & Non-Core, Underlying (non-GAAP) D/E 10.6%